Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (33-55135, 33-54717, 333-56725, 333-53853, 333-67805 and 333-74661) on Form S-3, the Registration Statement (333-81943) on Form S-4, and the Registration Statements (333-38961, 33-54301, 33-51403, 33-32429, 33-32323, 33-30171, 2-93179 and 333-50370) on Form S-8 of our report dated February 25, 2005, with respect to the consolidated financial statements and schedule of Federal-Mogul Corporation, Federal-Mogul Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Federal-Mogul Corporation, and our reports dated February 25, 2005, with respect to the consolidated financial statements of Federal-Mogul Powertrain, Inc., Federal-Mogul Products, Inc., Federal-Mogul Ignition Company and Federal-Mogul Piston Rings, Inc., all of which are included in this Annual Report on Form 10-K for the year ended December 31, 2004.

/S/    ERNST & YOUNG LLP

Detroit, Michigan

February 25, 2005

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